Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR THIRD QUARTER 2025

Simplified Portfolio with Successful Closing on Sale of Self Service Segment

Returned $118 Million of Capital to Shareholders;
$40 Million of Share Repurchases and $78 Million in Cash Dividends

Raised Midpoint and Narrowed Range for Full Year 2025 EPS Outlook Following Sale of Self Service

Antioch, TENN (October 30, 2025) -- LKQ Corporation (Nasdaq: LKQ) today reported third quarter 2025 financial results and updates outlook for 2025 following the sale of the Company's Self Service segment. For the periods presented, the Company’s Self Service segment, which was sold on September 30, 2025, has been classified as discontinued operations. Unless otherwise noted, the discussion in this earnings release focuses on continuing operations and excludes discontinued operations for all periods presented.
Third Quarter 2025 Financial and Operating Results
Revenue for the third quarter of 2025 was $3,499 million, an increase of 1.3% compared to $3,453 million for the third quarter of 2024. Total parts and services revenue increased 1.1%, which included a 2.6% increase from foreign exchange rates year over year, a 1.2% decrease in parts and services organic revenue and the net impact of acquisitions and divestitures, which decreased revenue by 0.3%. Notably, North American organic revenue on a per day basis decreased 30 basis points against the backdrop of a 6% decline in repairable claims.
Net income2 was $178 million compared to $187 million for the same period of 2024. Diluted earnings per share2 was $0.69 compared to $0.71 for the same period of 2024, a decrease of 2.8%.
On an adjusted basis, net income1,2 was $216 million compared to $226 million for the same period of 2024. Adjusted diluted earnings per share1,2 was $0.84 compared to $0.86 for the same period of 2024, a decrease of 2.3%.
Commenting on the quarter, Justin Jude, President and Chief Executive Officer, said:
“Our third quarter results reflect solid performance in multiple areas of the business. We delivered on our commitment to simplify the business with the divestiture of Self Service, continued to gain market share in a down market in North America, bounced back with double digit margins in Europe and achieved more than 9% organic growth in our Specialty business, all while driving solid free cash flow. This quarter exemplifies the hard work from so many LKQ teammates and I couldn’t be prouder of the team. Our positive operational performance in the quarter, coupled with a one-time tax benefit, gave us the confidence to update our full-year guidance.”
Strategic Initiatives
•Simplify Business Portfolio and Operations: Streamlining operations by focusing on our non-discretionary businesses, divesting non-core assets, and enhancing efficiencies.
•Expand Lean Operating Model Globally: Continuing to scale lean operating model across all regions to drive productivity, improve execution, and accelerate decision-making.
•Invest and Grow Organically: Investing in our core businesses to achieve above market growth and drive market share gains.
•Pursue Disciplined Capital Allocation Strategy: Remaining focused on maximizing shareholder value with a disciplined capital allocation strategy and further strengthening our balance sheet to maintain our competitive market position and resilient business model through all market cycles.
(1) Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.
(2) References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
(3) Cash flow from operations and free cash flow include both continuing and discontinued operations.

Cash Flow and Balance Sheet
Cash flow from operations3 and free cash flow1,3 were $440 million and $387 million, respectively, for the third quarter of 2025. Cash flow from operations3 and free cash flow1.3 were $733 million and $573 million, respectively, for the nine months ended September 30, 2025. As of September 30, 2025, the balance sheet reflected total debt of $4.2 billion and total leverage, as defined in our credit facility, was 2.5x EBITDA.
Returning Capital to Shareholders
During the third quarter of 2025, the Company invested approximately $40 million to repurchase 1.2 million shares of its common stock and distributed $78 million in cash dividends. For the nine months ended September 30, 2025, the Company returned approximately $353 million to its shareholders by investing approximately $119 million to repurchase 3.2 million shares of its common stock and distributing $234 million in cash dividends. Since initiating the stock repurchase program in late October 2018, the Company has repurchased approximately 67.7 million shares of its common stock for a total of $2.9 billion through September 30, 2025. An aggregate balance of $1.6 billion remains for potential additional stock repurchases through October 25, 2026. On October 28, 2025, the Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock, payable on December 4, 2025, to stockholders of record at the close of business on November 20, 2025.
2025 Outlook
“Our solid results this quarter underscore our confidence in our strategy and the momentum we are building toward sustained value creation. We are deploying capital in alignment with our disciplined capital allocation strategy and in support of our multiyear transformation plan. Following the Self Service divestiture, we have reduced our debt by more than $600 million since the end of the second quarter, further fortifying our balance sheet to navigate a challenging macro environment and reinforce a solid foundation for future growth,” stated Rick Galloway, Senior Vice President and Chief Financial Officer.

For 2025, management updated the full year outlook (as set forth below) to reflect the divestiture of Self Service:

	2025 Prior Full Year Outlook – Revised for Self Service Divestiture	2025 Updated Full Year Outlook
Organic revenue growth for parts and services	(3.5%) to (1.5%)	(3.0%) to (2.0%)
Diluted EPS[2]	$2.32 to $2.62	$2.47 to $2.62
Adjusted diluted EPS[1,2]	$2.85 to $3.15	$3.00 to $3.15
Operating cash flow[3]	$0.80 to $1.0 billion	$0.825 to $1.025 billion
Free cash flow[1,3]	$0.525 to $0.675 billion	$0.60 to $0.75 billion
Adjusted diluted earnings per share guidance issued on July 24, 2025 would have been approximately $2.85 to $3.15, with a midpoint of $3.00, when adjusting for the $0.15 impact from the Self Service divestiture. Based on our third quarter performance, the Company is now raising the midpoint of our adjusted diluted earnings per share guidance by $0.07 and narrowing the full-year 2025 range to $3.00 to $3.15.
(1) Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.
(2) References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
(3) Cash flow from operations and free cash flow include both continuing and discontinued operations.

Non-GAAP Financial Measures
This release contains (and management’s presentation on the related investor conference call will refer to) non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on October 30, 2025 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the conference call, please dial (833) 470-1428. International access to the call may be obtained by dialing (404) 975-4839. The conference call will require you to enter conference ID: 810538.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (866) 813-9403 or (929) 458-6194 for international calls. The telephone replay will require you to enter conference ID: 158780. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 6, 2025. Please allow approximately two hours after the live presentation before attempting to access either format of the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward-Looking Statements
Statements and information in this press release and on the related conference call, including our outlook for 2025, as well as remarks by the Chief Executive Officer and other members of management, that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available at the Investor Relations section on our website (www.lkqcorp.com) and on the SEC's website (www.sec.gov).
These factors include the following (not necessarily in order of importance):
•our operating results and financial condition have been and could continue to be adversely affected by the economic, political and social conditions in North America, Europe, Taiwan and other countries, as well as the economic health of vehicle owners and numbers and types of vehicles sold;

•we face competition from local, national, international, and internet-based vehicle products providers, and this competition could negatively affect our business;
•we rely upon insurance companies and our customers to promote the usage of alternative parts;
•intellectual property claims relating to aftermarket products could adversely affect our business;
•if the number of vehicles involved in accidents or being repaired declines, or the mix of the types of vehicles in the overall vehicle population changes, our business could suffer;
•fluctuations in the prices of commodities could adversely affect our financial results;
•an adverse change in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability;
•future public health emergencies could have a material adverse impact on our business, results of operation, financial condition and liquidity, the nature and extent of which is highly uncertain;
•if we determine that our goodwill or other intangible assets have become impaired, we may incur significant charges to our pretax income;
•we could be subject to product liability claims and involved in product recalls;
•we may not be able to successfully acquire businesses or integrate acquisitions, and we may not be able to successfully divest certain businesses;
•we have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business;
•our senior notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions, and we may incur certain additional indebtedness under our credit agreement;
•each of our credit agreement and CAD Note imposes operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities;
•we may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful;
•our future capital needs may require that we seek to refinance our debt or obtain additional debt or equity financing, events that could have a negative effect on our business;
•our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;
•repayment of our indebtedness is dependent on cash flow generated by our subsidiaries;
•a downgrade in our credit rating would impact our cost of capital;
•the amount and frequency of our share repurchases and dividend payments may fluctuate;
•existing or new laws and regulations, or changes to enforcement or interpretation of existing laws or regulations, may prohibit, restrict or burden the sale of aftermarket, recycled, refurbished or remanufactured products;
•we are subject to environmental regulations and incur costs relating to environmental matters;
•if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our Company and as a result may have a material adverse effect on the value of our common stock;
•we may be adversely affected by legal, regulatory or market responses to global climate change;
•our amended and restated bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our effective tax rate could materially increase as a consequence of various factors, including U.S. and/or international tax legislation, applicable interpretations and administrative guidance, our mix of earnings by jurisdiction, and U.S. and foreign jurisdictional audits;
•if significant tariffs or other restrictions are placed on products or materials we import or any related counter-measures are taken by countries to which we export products, our revenue and results of operations may be materially harmed;
•governmental agencies may refuse to grant or renew our operating licenses and permits;
•the costs of complying with the requirements of laws pertaining to data privacy and cybersecurity of personal information and the potential liability associated with the failure to comply with such laws could materially adversely affect our business and results of operations;
•our employees are important to successfully manage our business and achieve our objectives;
•we operate in foreign jurisdictions, which exposes us to foreign exchange and other risks;

•our business may be adversely affected by union activities and labor and employment laws;
•we rely on information technology and communication systems in critical areas of our operations and a disruption relating to such technology and systems, including cybersecurity threats, could harm our business;
•business interruptions in our distribution centers or other facilities may affect our operations, the function of our computer systems, and/or the availability and distribution of merchandise, which may affect our business;
•if we experience problems with our fleet of trucks and other vehicles, our business could be harmed;
•we may lose the right to operate at key locations; and
•activist investors could cause us to incur substantial costs, divert management’s attention, and have an adverse effect on our business.

Contact:
Joseph P. Boutross - Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income, with Supplementary Data
(In millions, except per share data)

	Three Months Ended September 30,
	2025		2024
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,499	100.0%	$3,453	100.0%	$46	1.3%
Cost of goods sold	2,158	61.7%	2,115	61.3%	43	2.0%
Gross margin	1,341	38.3%	1,338	38.7%	3	0.2%
Selling, general and administrative expenses	958	27.4%	931	27.0%	27	3.0%
Restructuring and transaction related expenses	14	0.4%	20	0.6%	(6)	(30.0)%
Depreciation and amortization	95	2.7%	88	2.5%	7	8.0%
Operating income	274	7.8%	299	8.7%	(25)	(8.4)%
Other expense (income):
Interest expense	55	1.6%	60	1.7%	(5)	(8.3)%
Interest income and other income, net	(4)	(0.1)%	(7)	(0.2)%	3	(42.9)%
Total other expense, net	51	1.5%	53	1.6%	(2)	(3.8)%
Income from continuing operations before provision for income taxes	223	6.4%	246	7.1%	(23)	(9.3)%
Provision for income taxes	45	1.3%	61	1.8%	(16)	(26.2)%
Equity in earnings of unconsolidated subsidiaries	—	—%	(3)	(0.1)%	3	n/m
Income from continuing operations	178	5.1%	188	5.4%	(10)	(5.3)%
Net income from discontinued operations	2	—%	4	0.1%	(2)	(50.0)%
Net income	180	5.1%	192	5.5%	(12)	(6.3)%
Less: net income attributable to continuing noncontrolling interest	—	—%	1	—%	(1)	n/m
Net income attributable to LKQ stockholders	$180	5.1%	$191	5.5%	$(11)	(5.8)%

Basic earnings per share:
Income from continuing operations	$0.69		$0.71		$(0.02)	(2.8)%
Net income from discontinued operations	0.01		0.02		(0.01)	(50.0)%
Net income	0.70		0.73		(0.03)	(4.1)%
Less: net income attributable to continuing noncontrolling interest	—		—		—	—%
Net income attributable to LKQ stockholders	$0.70		$0.73		$(0.03)	(4.1)%

Diluted earnings per share:
Income from continuing operations	$0.69		$0.71		$(0.02)	(2.8)%
Net income from discontinued operations	0.01		0.02		(0.01)	(50.0)%
Net income	0.70		0.73		(0.03)	(4.1)%
Less: net income attributable to continuing noncontrolling interest	—		—		—	—%
Net income attributable to LKQ stockholders	$0.70		$0.73		$(0.03)	(4.1)%

Weighted average common shares outstanding:
Basic	257.1		262.3		(5.2)	(2.0)%
Diluted	257.3		262.6		(5.3)	(2.0)%
(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income, with Supplementary Data
(In millions, except per share data)

	Nine Months Ended September 30,
	2025		2024
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$10,339	100.0%	$10,597	100.0%	$(258)	(2.4)%
Cost of goods sold	6,329	61.2%	6,482	61.2%	(153)	(2.4)%
Gross margin	4,010	38.8%	4,115	38.8%	(105)	(2.6)%
Selling, general and administrative expenses	2,865	27.7%	2,873	27.1%	(8)	(0.2)%
Restructuring and transaction related expenses	33	0.3%	99	0.9%	(66)	(66.7)%
Depreciation and amortization	272	2.6%	257	2.4%	15	5.8%
Operating income	840	8.1%	886	8.4%	(46)	(5.2)%
Other expense (income):
Interest expense	170	1.6%	178	1.7%	(8)	(4.5)%
Interest income and other income, net	(25)	(0.2)%	(16)	(0.2)%	(9)	56.3%
Total other expense, net	145	1.4%	162	1.5%	(17)	(10.5)%
Income from continuing operations before provision for income taxes	695	6.7%	724	6.8%	(29)	(4.0)%
Provision for income taxes	173	1.7%	210	2.0%	(37)	(17.6)%
Equity in earnings of unconsolidated subsidiaries	—	—%	(3)	—%	3	n/m
Income from continuing operations	522	5.0%	517	4.9%	5	1.0%
Net income from discontinued operations	20	0.2%	19	0.2%	1	5.3%
Net income	542	5.2%	536	5.1%	6	1.1%
Less: net income attributable to continuing noncontrolling interest	1	—%	2	—%	(1)	(50.0)%
Net income attributable to LKQ stockholders	$541	5.2%	$534	5.0%	$7	1.3%

Basic earnings per share:
Income from continuing operations	$2.02		$1.95		$0.07	3.6%
Net income from discontinued operations	0.08		0.07		0.01	14.3%
Net income	2.10		2.02		0.08	4.0%
Less: net income attributable to continuing noncontrolling interest	—		—		—	—%
Net income attributable to LKQ stockholders	$2.10		$2.02		$0.08	4.0%

Diluted earnings per share:
Income from continuing operations	$2.02		$1.95		$0.07	3.6%
Net income from discontinued operations	0.08		0.07		0.01	14.3%
Net income	2.10		2.02		0.08	4.0%
Less: net income attributable to continuing noncontrolling interest	—		0.01		(0.01)	n/m
Net income attributable to LKQ stockholders	$2.10		$2.01		$0.09	4.5%

Weighted average common shares outstanding:
Basic	258.1		264.9		(6.8)	(2.6)%
Diluted	258.4		265.3		(6.9)	(2.6)%
(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In millions, except per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$289	$234
Receivables, net of allowance for credit losses	1,399	1,113
Inventories	3,316	3,183
Prepaid expenses and other current assets	711	328
Current assets of discontinued operations	—	48
Total current assets	5,715	4,906
Property, plant and equipment, net	1,451	1,409
Operating lease assets, net	1,291	1,256
Goodwill	5,451	5,174
Other intangibles, net	1,096	1,150
Equity method investments	171	169
Other noncurrent assets	425	376
Noncurrent assets of discontinued operations	—	515
Total assets	$15,600	$14,955
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,905	$1,797
Accrued expenses:
Accrued payroll-related liabilities	218	207
Refund liability	125	125
Other accrued expenses	381	346
Current portion of operating lease liabilities	238	222
Current portion of long-term obligations	537	38
Other current liabilities	177	92
Current liabilities of discontinued operations	—	35
Total current liabilities	3,581	2,862
Long-term operating lease liabilities, excluding current portion	1,115	1,093
Long-term obligations, excluding current portion	3,615	4,124
Deferred income taxes	364	386
Other noncurrent liabilities	346	341
Noncurrent liabilities of discontinued operations	—	117
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000.0 shares authorized, 324.0 shares issued and 256.3 shares outstanding at September 30, 2025; 323.6 shares issued and 259.1 shares outstanding at December 31, 2024	3	3
Additional paid-in capital	1,574	1,556
Retained earnings	7,969	7,662
Accumulated other comprehensive loss	(84)	(417)
Treasury stock, at cost; 67.7 shares at September 30, 2025 and 64.5 shares at December 31, 2024	(2,908)	(2,787)
Total Company stockholders’ equity	6,554	6,017
Noncontrolling interest	25	15
Total stockholders’ equity	6,579	6,032
Total liabilities and stockholders’ equity	$15,600	$14,955

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES (1):
Net income	$542	$536
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	312	300
Stock-based compensation expense	27	22
Other	(25)	66
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables	(212)	(173)
Inventories	54	(48)
Other assets	(6)	(40)
Prepaid income taxes/income taxes payable	81	2
Accounts payable	(44)	175
Other liabilities	3	41
Operating lease assets and liabilities	1	5
Net cash provided by operating activities	733	886
CASH FLOWS FROM INVESTING ACTIVITIES (1):
Purchases of property, plant and equipment	(160)	(225)
Acquisitions, net of cash acquired	2	(46)
Other investing activities, net	14	(29)
Net cash used in investing activities	(144)	(300)
CASH FLOWS FROM FINANCING ACTIVITIES (1):
Borrowings under revolving credit facilities	1,214	1,122
Repayments under revolving credit facilities	(1,384)	(1,316)
Repayments of other debt, net	(33)	(30)
Proceeds from issuance of Euro Notes (2031), net of unamortized bond discount	—	816
Repayment of Euro Notes (2024)	—	(547)
Dividends paid to LKQ stockholders	(234)	(240)
Purchase of treasury stock	(119)	(280)
Other financing activities, net	(6)	(41)
Net cash used in financing activities	(562)	(516)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	30	1
Net increase in cash, cash equivalents and restricted cash	57	71
Cash, cash equivalents and restricted cash of continuing operations, beginning of period (2)	239	299
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	—
Cash, cash equivalents and restricted cash of continuing and discontinued operations, beginning of period (2)	239	299
Cash, cash equivalents and restricted cash of continuing and discontinued operations, end of period (2)	296	370
Less: Cash and cash equivalents of discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash, end of period (2)	$296	$370
(1)    Amounts presented contain results from both continuing and discontinued operations.
(2)    For the periods ended September 30, 2025 and December 31, 2024, includes $7 million and $5 million of restricted cash included in Other noncurrent assets on the Unaudited Condensed Consolidated Balance Sheets, respectively.

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended September 30,
(In millions)	2025	2024	$ Change	% Change
Wholesale - North America	$1,343	$1,349	$(6)	(0.5)%
Europe	1,615	1,609	6	0.4%
Specialty	456	417	39	9.3%
Parts and services	3,414	3,375	39	1.1%
Wholesale - North America	80	74	6	9.3%
Europe	5	4	1	18.0%
Other	85	78	7	9.9%
Total revenue	$3,499	$3,453	$46	1.3%

Revenue changes by category for the three months ended September 30, 2025 vs. 2024:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
Wholesale - North America	(0.4)%	—%	(0.2)%	(0.5)%
Europe	(4.7)%	(0.6)%	5.6%	0.4%
Specialty	9.4%	—%	(0.1)%	9.3%
Parts and services	(1.2)%	(0.3)%	2.6%	1.1%
Wholesale - North America	9.4%	—%	—%	9.3%
Europe	(14.3)%	26.0%	6.4%	18.0%
Other	8.0%	1.5%	0.3%	9.9%
Total revenue	(1.0)%	(0.2)%	2.6%	1.3%
(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at different exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited tables compare certain third party revenue categories:

	Nine Months Ended September 30,
(In millions)	2025	2024	$ Change	% Change
Wholesale - North America	$4,041	$4,169	$(128)	(3.1)%
Europe	4,731	4,879	(148)	(3.0)%
Specialty	1,313	1,305	8	0.6%
Parts and services	10,085	10,353	(268)	(2.6)%
Wholesale - North America	236	227	9	3.9%
Europe	18	17	1	3.5%
Other	254	244	10	3.9%
Total revenue	$10,339	$10,597	$(258)	(2.4)%

Revenue changes by category for the nine months ended September 30, 2025 vs. 2024:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
Wholesale - North America	(2.8)%	0.2%	(0.5)%	(3.1)%
Europe	(4.1)%	(1.7)%	2.8%	(3.0)%
Specialty	0.8%	—%	(0.2)%	0.6%
Parts and services	(3.0)%	(0.7)%	1.1%	(2.6)%
Wholesale - North America	4.0%	—%	(0.1)%	3.9%
Europe	(5.8)%	6.4%	3.0%	3.5%
Other	3.4%	0.5%	0.1%	3.9%
Total revenue	(2.8)%	(0.7)%	1.1%	(2.4)%
(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at different exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
(In millions)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
Wholesale - North America	$1,423		$1,423		$4,277		$4,397
Europe	1,620		1,613		4,749		4,896
Specialty	457		419		1,316		1,308
Eliminations	(1)		(2)		(3)		(4)
Total revenue	$3,499		$3,453		$10,339		$10,597
Segment EBITDA
Wholesale - North America	$199	14.0%	$224	15.8%	$640	15.0%	$714	16.2%
Europe	162	10.0%	165	10.2%	454	9.6%	482	9.8%
Specialty	34	7.3%	31	7.3%	94	7.1%	99	7.6%
Total Segment EBITDA	$395	11.3%	$420	12.2%	$1,188	11.5%	$1,295	12.2%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as Net Income excluding net income and loss attributable to noncontrolling interest; income and loss from discontinued operations; depreciation; amortization; interest; gains and losses on debt extinguishment; income tax expense; restructuring and transaction related expenses; change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments, or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment fair value adjustments; impairment charges; and direct impacts of the Ukraine/Russia conflict. Our chief operating decision maker ("CODM"), who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. The CODM uses Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to Segment EBITDA.

The following unaudited table reconciles Net Income to Segment EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Net income	$180	$192	$542	$536
Less: net income attributable to continuing noncontrolling interest	—	1	1	2
Net income attributable to LKQ stockholders	180	191	541	534
Less: net income from discontinued operations	2	4	20	19
Net income from continuing operations attributable to LKQ stockholders	178	187	521	515
Adjustments:
Depreciation and amortization	105	96	303	289
Interest expense, net of interest income	53	58	158	168
Provision for income taxes	45	61	173	210
Equity in earnings of unconsolidated subsidiaries	—	(3)	—	(3)
Equity investment fair value adjustments	—	—	(1)	2
Restructuring and transaction related expenses	14	20	33	99
Restructuring expenses - cost of goods sold	—	1	—	15
Direct impacts of Ukraine/Russia conflict (1)	—	—	1	—
Segment EBITDA	$395	$420	$1,188	$1,295

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	5.1%	5.4%	5.0%	4.9%
Segment EBITDA as a percentage of revenue	11.3%	12.2%	11.5%	12.2%
(1) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (primarily receivables and inventory).

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. See paragraph under the previous table (revenue and Segment EBITDA by reportable segment) for details on the calculation of Segment EBITDA.

Segment EBITDA should not be construed as an alternative to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Segment EBITDA information calculate Segment EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2025	2024	2025	2024
Net income	$180	$192	$542	$536
Less: net income attributable to continuing noncontrolling interest	—	1	1	2
Net income attributable to LKQ stockholders	180	191	541	534
Less: net income from discontinued operations	2	4	20	19
Net income from continuing operations attributable to LKQ stockholders	178	187	521	515
Adjustments:
Amortization of acquired intangibles	37	38	108	111
Restructuring and transaction related expenses	14	20	33	99
Restructuring expenses - cost of goods sold	—	1	—	15
Direct impacts of Ukraine/Russia conflict (1)	—	—	1	—
Excess tax deficiency (benefit) from stock-based payments	—	—	1	(1)
Tax effect of adjustments	(13)	(20)	(37)	(47)
Adjusted net income (2)	$216	$226	$627	$692

Weighted average diluted common shares outstanding	257.3	262.6	258.4	265.3

Diluted earnings per share:
Reported (2)	$0.69	$0.71	$2.02	$1.94
Adjusted (2)	$0.84	$0.86	$2.43	$2.61
(1) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (primarily receivables and inventory).
(2) Figures are for continuing operations attributable to LKQ stockholders.

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of net income and loss attributable to noncontrolling interest, income and loss from discontinued operations, restructuring and transaction related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, changes in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, impairment charges, direct impacts of the Ukraine/Russia conflict, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount of related transactions in a particular period, management believes that these costs are not core operating expenses and should be adjusted in our calculation of Adjusted Net Income. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share to Forecasted Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Forecasted Fiscal Year 2025
(In millions, except per share data)	Minimum Outlook	Maximum Outlook
Net income (1)	$637	$675
Adjustments:
Amortization of acquired intangibles	144	144
Restructuring and transaction related expenses	42	42
Other adjustments	2	2
Tax effect of adjustments	(50)	(50)
Adjusted net income (1)	$775	$813

Weighted average diluted common shares outstanding	258.0	258.0

Diluted earnings per share:
Reported (1)	$2.47	$2.62
Adjusted (1)	$3.00	$3.15
(1) Actuals and outlook figures are for continuing operations attributable to LKQ stockholders.

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share in our financial outlook. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share, we included estimates of net income, amortization of acquired intangibles for the full fiscal year 2025, restructuring expenses under previously announced plans, and the related tax effect; we included for all other components the amounts incurred through September 30, 2025.

The following unaudited table reconciles Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow:

	Forecasted Fiscal Year 2025
(In millions)	Minimum Outlook	Maximum Outlook
Net cash provided by operating activities	$825	$1,025
Less: purchases of property, plant and equipment	225	275
Free cash flow	$600	$750

We have presented forecasted free cash flow in our financial outlook. Refer to the paragraph on the following page for details on the calculation of free cash flow.

The following unaudited tables reconciles Net Cash Provided by Operating Activities to Free Cash Flow and Net Income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Net cash provided by operating activities	$440	$420	$733	$886
Less: purchases of property, plant and equipment	53	79	160	225
Free cash flow (1)	$387	$341	$573	$661
(1)For the nine months ended September 30, 2025 and 2024, Self Service contributed approximately $50 million and $40 million, respectively, of free cash flow.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Net income	$180	$192	$542	$536
Less: net income attributable to continuing noncontrolling interest	—	1	1	2
Net income attributable to LKQ stockholders	180	191	541	534
Less: net income from discontinued operations	2	4	20	19
Net income from continuing operations attributable to LKQ stockholders	178	187	521	515
Adjustments:
Depreciation and amortization	105	96	303	289
Interest expense, net of interest income	53	58	158	168
Provision for income taxes	45	61	173	210
Adjusted EBITDA	$381	$402	$1,155	$1,182

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. We believe free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions, pay dividends and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management.

We also evaluate our free cash flow by measuring the conversion of Adjusted EBITDA into free cash flow. For the denominator of our conversion ratio, we calculate Adjusted EBITDA as Net Income excluding net income and loss attributable to noncontrolling interest, income and loss from discontinued operations, depreciation, amortization, interest, gains and losses on debt extinguishment, income tax expense, gains and losses on the disposal of businesses, and other unusual income and expense items that affect investing or financing cash flows. We exclude gains and losses on the disposal of businesses as the proceeds are included in investing cash flows, which is outside of free cash flow.

Free cash flow should not be construed as an alternative to net cash provided by operating activities and Adjusted EBITDA should not be construed as an alternative to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted EBITDA or free cash flow information calculate these metrics in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income to Segment EBITDA (recast for Discontinued Operations):

	Three Months Ended,
(In millions)	March 31, 2024	June 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Net income	$158	$186	$157	$169	$193
Less: net income attributable to continuing noncontrolling interest	—	1	1	—	1
Net income attributable to LKQ stockholders	158	185	156	169	192
Less: net income from discontinued operations	8	7	5	11	7
Net income from continuing operations attributable to LKQ stockholders	150	178	151	158	185
Adjustments:
Depreciation and amortization	96	97	103	96	102
Interest expense, net of interest income	55	55	52	52	53
Provision for income taxes	68	81	55	61	67
Equity in losses (earnings) of unconsolidated subsidiaries	2	(2)	(5)	1	(1)
Equity investment fair value adjustments	—	2	—	(1)	—
Restructuring and transaction related expenses	30	49	36	11	8
Restructuring expenses - cost of goods sold	8	6	—	—	—
Direct impacts of Ukraine/Russia conflict (1)	—	—	—	1	—
Segment EBITDA	$409	$466	$392	$379	$414

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	4.2%	5.0%	4.7%	4.8%	5.3%
Segment EBITDA as a percentage of revenue	11.5%	13.0%	12.1%	11.4%	11.8%
(1) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (primarily receivables and inventory).

The following unaudited table compares revenue and Segment EBITDA for Wholesale - North America (recast for Discontinued Operations):

	Three Months Ended,
(In millions)	March 31, 2024	June 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Wholesale - North America
Total Revenue	$1,500	$1,474	$1,366	$1,412	$1,442
Segment EBITDA	239	251	226	217	224

Segment EBITDA as a percentage of revenue	16.0%	17.0%	16.5%	15.4%	15.5%

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively (recast for Discontinued Operations):

	Three Months Ended,
(In millions, except per share data)	March 31, 2024	June 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Net income	$158	$186	$157	$169	$193
Less: net income attributable to continuing noncontrolling interest	—	1	1	—	1
Net income attributable to LKQ stockholders	158	185	156	169	192
Less: net income from discontinued operations	8	7	5	11	7
Net income from continuing operations attributable to LKQ stockholders	150	178	151	158	185
Adjustments:
Amortization of acquired intangibles	37	36	38	35	36
Restructuring and transaction related expenses	30	49	36	11	8
Restructuring expenses - cost of goods sold	8	6	—	—	—
Direct impacts of Ukraine/Russia conflict (1)	—	—	—	1	—
Excess tax (benefit) deficiency from stock-based payments	(1)	—	—	1	—
Tax effect of adjustments	(13)	(14)	(23)	(13)	(11)
Adjusted net income (2)	$211	$255	$202	$193	$218

Weighted average diluted common shares outstanding	267.7	265.6	259.9	259.6	258.3

Diluted earnings per share:
Reported (2)	$0.56	$0.68	$0.58	$0.61	$0.72
Adjusted (2)	$0.79	$0.96	$0.78	$0.74	$0.84
(1) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (primarily receivables and inventory).
(2) Figures are for continuing operations attributable to LKQ stockholders.